UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

THIS FILING CONSISTS OF AN ADJOURNMENT LETTER MAILED TO CERTAIN SHAREHOLDERS OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST RELATED TO THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON OCTOBER 28, 2020 AND ADJOURNED UNTIL FEBRUARY 12, 2021, AND THE RELATED PROXY STATEMENT.

    Your vote is needed on a very

important matter regarding your

    investment. Please act now!

Dear Valued Allianz Shareholder:

The Allianz Global Investors Funds Special Meeting of Shareholders has been adjourned until February 12, 2021, to permit shareholders additional time to consider the proposals as described in the proxy statement.

As of today, the proxy process related to fund(s) you invest in cannot move forward because not enough shareholders have submitted their votes on the proposals included in the proxy materials.

Please vote today. The Board recommends a FOR vote for all proposals, as does ISS, a third-party investment vote advisory firm.

Your vote is greatly needed and will eliminate the need for additional outreach via mail, phone or internet.

You are a valued member of the Allianz Global Investors Funds family and we need your vote. Your vote is critical to helping us reach quorum.

●   Call a proxy voting specialist today at 1-833-934-2736. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET and weekends from 10 a.m. to 6 p.m. ET. You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

● Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

●   Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

Thomas J. Fuccillo
President & Chief Executive Officer